Exhibit 99.1

PRIME TIME EQUIPMENT, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

(With Report Of Independent Registered Public Accounting Firm Thereon)

C O N T E N T S

Report of Independent Registered Public Accounting Firm

To the Stockholder

Prime Time Equipment, Inc.

We have audited the accompanying balance sheets of Prime Time Equipment, Inc. (the “Company”) as of December 31, 2005 and 2004, and the related statements of operations, stockholder’s equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Accounting Oversight Board. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prime Time Equipment, Inc. as of December 31, 2005 and 2004, and the results of their operations and their cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ GORDON, HUGHES & BANKS, LLP

Greenwood Village, Colorado

June 9, 2006

PRIME TIME EQUIPMENT, INC.

Balance Sheets

	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$332,583	$1,877,748
Accounts receivable	75,509	1,100,087
Inventory	1,820,105	1,228,867
Other current assets	23,230	—
Total current assets	2,251,427	4,206,702

Property and equipment, net	6,458	13,916

Total assets	$2,257,885	$4,220,618

Liabilities and Stockholder’s Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$216,150	$1,096,560
Deferred revenue	—	1,776,151
Notes payable	1,680,806	1,290,573
Shareholder notes payable	—	60,000
Total current liabilities	1,896,956	4,223,284

Commitments and contingencies (Note 9)

Stockholder’s equity:
Common stock, no par value, 10,000 shares authorized,
issued and outstanding in 2005 and 2004	—	—
Additional paid-in capital	71,395	71,395
Retained earnings (deficit)	289,534	(74,061)
Total stockholder’s equity (deficit)	360,929	(2,666)
Total liabilities and stockholder’s equity	$2,257,885	$4,220,618

See accompanying notes to financial statements.

PRIME TIME EQUIPMENT, INC.

Statements of Operations

	Years Ended December 31,
	2005	2004

Sales, net	$26,356,446	$13,962,232
Total revenue	26,356,446	13,962,232

Costs and expenses:
Direct costs of sales	24,986,807	13,372,143
Selling, general and administrative expenses	764,527	442,062

Total operating expenses	25,751,334	13,814,205

Operating income	605,112	148,027

Interest (expense), net	(100,084)	(54,293)

Total other (expense), net	(100,084)	(54,293)

Income before income taxes	505,028	93,734

Provision for income taxes	(141,433)	(11,785)

Net income	$363,595	$81,949

Net income per basic and diluted share	$36.36	$8.19

Weighted-average number of shares
outstanding, basic and diluted	10,000	10,000

See accompanying notes to financial statements.

PRIME TIME EQUIPMENT, INC.

Statements of Stockholder’s Equity (Deficit)

Years Ended December 31, 2005 and 2004

			Additional	Retained	Total
	Common stock		paid-in	earnings	stockholder’s
	Shares	Amount	capital	(deficit)	equity (deficit)

Balances at January 1, 2004	10,000	$—	$71,395	$(156,010)	$(84,615)

Net income	—	—	—	81,949	81,949

Balances at December 31, 2004	10,000	—	71,395	(74,061)	(2,666)

Net income	—	—	—	363,595	363,595

Balances at December 31, 2005	10,000	$—	$71,395	$289,534	$360,929

See accompanying notes to financial statements.

PRIME TIME EQUIPMENT, INC.

Statements of Cash Flows

	Years ended December 31,
	2005	2004
Cash flows from operating activities:
Net income	$363,595	$81,949
Adjustments to reconcile net income to net cash (used in)
provided by operating activities:
Depreciation	2,458	2,083
Loss on disposal of assets	5,250	—
Changes in operating assets and liabilities:
Accounts receivables	1,024,578	(979,456)
Inventory	(591,238)	(24,882)
Other current assets	(23,230)	—
Accounts payable	(880,410)	583,474
Deferred revenue	(1,776,151)	1,776,151
Net cash (used in) provided by operating activities	(1,875,148)	1,439,319

Cash flows from investing activities:
Purchase of property and equipment	(2,250)	(15,000)
Proceeds from disposition of property and equipment	2,000	—
Net cash (used in) investing activities	(250)	(15,000)

Cash flows from financing activities:
Proceeds from notes payable	6,167,613	3,597,277
Repayment of notes payable	(5,777,380)	(3,254,231)
Repayment of shareholder notes payable	(60,000)	(10,000)
Net cash provided by financing activities	330,233	333,046

Net (decrease) increase in cash and cash equivalents	(1,545,165)	1,757,365

Cash and cash equivalents, beginning of the year	1,877,748	120,383

Cash and cash equivalents, end of the year	$332,583	$1,877,748

Supplemental cash flow information:
Cash paid for interest	$140,545	$71,783

Cash paid for income taxes	$12,400	$11,785

See accompanying notes to financial statements.

PRIME TIME EQUIPMENT, INC.

Financial Statements

December 31, 2005 and 2004

Notes to Financial Statements

(1)	Summary of Significant Accounting Policies
(a)	Nature of Operations

Prime Time Equipment, Inc. (“Prime Time” or the “Company”) is a U.S. corporation with its principal place of business in Fontana, California. Prime Time sells new and used truck trailers and related equipment. The Company operates in one segment, the selling of trailers.

(b)	Basis of presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

(c)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(d)	Recognition of Revenue from Equipment Sales

Revenue generated by the sale of trailer and semi-trailer equipment is recorded at the time the title to the equipment legally transfers to the buyer, provided the Company has evidence of an arrangement, the sale price is fixed or determinable and collectibility is probable. Revenue payments collected from customers, prior to the completion of a sale, is recorded as deferred revenue.

(e)	Cash and Cash Equivalents

Cash and cash equivalents include demand deposits and highly liquid investments with original maturities of three months or less.

(f)	Accounts Receivable

The Company sells trailers to its customers primarily on a cash basis. However, in some instances, certain customers with large volume orders take delivery of the trailers over a period of several days, on condition that payment is made upon completing delivery of the entire order. In such cases, the unpaid balance on the delivered trailers is carried in accounts receivable until payment is received on the completed order.

The Company sells a limited amount of replacement trailer parts to select customers on a credit basis, offering unsecured credit in the form of trade accounts receivable. Trade accounts receivable are affected by conditions and occurrences within the economy and the industries within which the Company’s customers operate.

Company management periodically evaluates customer accounts receivable balances to determine their potential collectibility. If specific accounts are determined to be potentially uncollectible, an allowance for doubtful accounts is established to absorb possible losses. Management’s determination of the adequacy of the allowance is based on the evaluation of the receivables, loss experience, economic conditions, and other relevant factors. As of December 31, 2005 and 2004, the Company determined that no reserve for doubtful accounts is necessary.

(g)	Inventory

Inventory represents trailers purchased for resale and are recorded at the lower of cost or market on a specific identification basis.

(h)	Property and Equipment

Containers and other equipment are recorded at cost. Containers are depreciated on a straight-line basis over the estimated useful life of three to five years. Other equipment is depreciated on a straight-line basis over estimated useful lives ranging from three to ten years.

(i)	Shipping Costs

The Company incurs certain freight and shipping costs when acquiring trailer and semi-trailer inventory. These costs are added to the cost basis of the inventory, and are incorporated in the Company’s balance sheet as part of the inventory value. At the time of sale, the related costs, including acquisition freight, are included in costs of sales. Freight costs incurred at the time of sale are also reflected in costs of sales. Any other freight or shipping expenses that are not related to trailer inventory or sales are recorded when incurred in selling, general, and administrative expenses.

(j)	Income Taxes

The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded to the extent that management cannot conclude that realization of deferred tax assets is more likely than not.

(k)	Earnings Per Share

The following summarizes the weighted-average common shares issued and outstanding for the years ended December 31, 2005 and 2004:

	2005	2004
Common and common equivalent shares outstanding at beginning of year	10,000	10,000

Common and common equivalent shares outstanding at end of year	10,000	10,000

Historical common equivalent shares outstanding at beginning of year	10,000	10,000
Weighted average common shares issued during year	—	—
Weighted average common shares outstanding - basic and diluted	10,000	10,000

Basic income per share is computed by dividing net income by the weighted average number of common shares outstanding. Diluted income per share is computed by dividing net income by the weighted average number of common shares outstanding increased for potentially dilutive common shares outstanding during the period.

(l)	Comprehensive Income (Loss)

Comprehensive income (loss) includes all changes in stockholder’s equity (net assets) from non-owner sources during the reporting period. Since inception, the Company’s comprehensive income has been the same as its net income.

(m)	Allowance for Impairment

An allowance for impairment is maintained at levels determined by management to adequately provide for any other than temporary declines in asset values. In determining impairment, economic conditions, the activity in used equipment markets, and other factors which management believes are relevant, are considered. Recoverability of an asset’s value is measured by a comparison of the carrying amount of the asset to future net cash flows expected to be generated by the asset. If a loss is indicated, the loss to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset and is recognized in direct cost of sales. Assets are reviewed annually to determine the adequacy of the allowance for losses. As of December 31, 2005 and 2004, Company management determined that an impairment of approximately $38,735 existed in the carrying value of inventory. This amount has been recognized as cost of trailer sales in the Company’s accompanying statement of operations for the year ended December 31, 2004.

(n)	Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, other current assets, accounts payable and deferred revenue approximate their fair value because of the short maturity of these instruments.

The carrying amounts of the payable approximate fair value because the interest rates are based on currently offered rates by lending institutions for similar debt instruments of comparable maturities.

(o)	Effects of Recent Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board (FASB) issued Statement of Accounting Standards (SFAS) No. 154 “Accounting Changes and Error Corrections”. This Statement deals with the accounting and reporting of voluntary changes in accounting principles, changes resulting from new regulations for which no transitional provisions have been issued, and the correction of errors. The Statement replaces the Accounting Principles Bulletin (APB) No. 20 and SFAS No. 3. Generally, changes in accounting principles will be accounted for retrospectively. The Statement also requires that a change in depreciation or amortization method for long term, non-financial assets be accounted for prospectively. The Statement will be effective for fiscal years beginning after December 15, 2005. The Company does not expect the application of this Statement to have a material impact on its financial statements.

(2)	Concentration of Credit Risk and Major Customers and Suppliers

The Company transacts business with high quality financial institutions. From time to time the account balances exceed the federally insured limit of $100,000. However, management believes the financial institutions to be financially sound and the risk of loss to be minimal.

During the years ended 2005 and 2004, revenue from customers who represented 10% or greater of total revenue are:

Customer	2005	2004

Customer A	$15,719,383	$8,621,308
Customer B	$2,944,110	$—

The Company has recorded various accounts receivable resulting from business operations. Management periodically evaluates the collectibility and believes the receivables to be fully collectible at December 31, 2005 and 2004 and the credit risk to be minimal.

The Company relies primarily on one major supplier, Hyundai Translead, to provide the majority of its inventory for sale.

(3)	Property and Equipment

At December  31, 2005 and 2004, equipment consists of the following:

	2005	2004

Containers	$8,000	$6,000
Other equipment	7,700	34,728
	15,700	40,728
Accumulated depreciation	(9,242)	(26,812)

Total property and equipment, net	$6,458	$13,916

During the years ended December 31, 2005 and 2004, the Company recorded depreciation expense of $2,458 and $2,083, respectively.

(4)	Notes Payable

Notes payable consists of:

Secured short-term floor-plan financing, which is utilized to fund the purchase of trailer inventory. The lender holds a security interest in each trailer for which it has provided funding. As a trailer is sold, the Company repays the debt associated with that trailer.

Bank credit line, which is available up to a maximum of $300,000 for working capital financing and is personally guaranteed by the owner of the Company.

The short-term unpaid principal payable at the following rates as of December 31, 2005 and 2004:

	2005	2004
Floor plan note, secured, prime + 1.5%, due Dec 31, 2006	$1,657,806	$1,094,073
Bank credit line, 6.5%, due Dec 31, 2006	23,000	196,500
	$1,680,806	$1,290,573

(5)	Shareholder Notes Payable

The shareholder made a short-term non-interest bearing loan of $70,000 to the Company in 2003. The Company made periodic partial repayments against the note, making the final payment in 2005. A premium on the note of $5,129 has been imputed and amortized at an annual effective rate of 5.25% on the outstanding balance over the life of the note.

The outstanding principal and unamortized premium as of December 31, 2005 and 2004:

	2005	2004
Unpaid principal net of unamortized premium	$—	$55,368
Unamortized premium	—	4,632

	$—	$60,000

(6)	Income Taxes

Income tax benefit (expense) for the years ended December 31, 2005 and 2004 differ from the amount computed by applying the U.S. federal income tax rate of 34% because of the following:

	2005	2004

Computed federal income tax	$171,975	$31,674
Increase in income taxes resulting from:
State and local taxes, net of federal benefit and other	44,714	8,235
Use of net operating loss carryforwards	—	(23,858)
Non-deductible expenses	2,453	1,611
(Increase) decrease in valuation allowance	(77,709)	(5,878)

Income tax expense	$141,433	$11,785

The tax effect of temporary differences that give rise to significant portions of deferred tax assets at December 31, 2005 and 2004 are presented below:

	2005	2004
Deferred tax assets:
Total gross deferred tax assets	—	—
Deferred tax liabilities:
Deferred revenues	—	77,709
Total gross deferred tax liabilities	—	77,709

Plus: valuation allowance	—	77,709

Net deferred tax assets	$—	$—

In assessing the realizability of deferred tax assets and liabilities, management considers whether it is more likely than not that some portion or all of the deferred tax assets and liabilities will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences are deductible. Due to historical losses, realization of tax assets is not assured and, accordingly, management has recognized a valuation allowance for all deferred income tax assets and liabilities for all periods presented.

(7)	Common Stock

The Company has authorized, issued and outstanding, 10,000 common shares with no par value. All of the shares are held by the Company’s sole shareholder. All equity contributions made to the Company by its shareholder are recorded as additional paid-in capital.

(8)	Related Party Transactions

The Company pays its sole shareholder a salary and related benefits as compensation for his services as President and General Manager. In addition, the Company rents a portion of its facilities from the Company’s sole shareholder and from a partnership that is associated with the Company’s sole shareholder. The rent paid is based on market rates in the area of the rented facility.

During the years ended December 31, 2005 and 2004, the Company paid related party salary and benefits of $227,035 and $52,001, respectively, and related party rent expense of $94,000 and $48,000, respectively.

(9)	Commitments and Contingencies

The Company rents office space and trailer sale facilities under monthly rental agreements which are cancelable at any time. Rent expense was $168,100 and $110,249 for the years ended December 31, 2005 and 2004, respectively.

Until May 1, 2005, the Company sold and distributed Hyundai trailers in the west and southwestern United States, under a dealer agreement with Hyundai Translead. The agreement expired by its terms on December 31, 2005, with the understanding that the Company could continue to sell and distribute Hyundai trailers until the Company sold its operating assets. The sale of the operating assets took place on May 1, 2006, at which time the Company no longer is allowed to act as a dealer for Hyundai trailers. The acquiring company, Capsource Equipment Company, Inc., now has an agreement with Hyundai Translead to be its exclusive dealer in California.

(10)	Subsequent Events

On May 1, 2006, Prime Time Equipment, Inc. sold substantially all of its operating assets and liabilities, to CapSource Equipment Company, Inc. Under the terms of the purchase agreement, CapSource will operate in California under the name: d/b/a Prime Time Trailers. To acquire the operating assets, Capsource paid the Company the fair market value of the net assets, plus a premium of approximately $100,000. In addition, Capsource paid the Company’s owner / President, $400,000 for his agreement not to compete against Capsource for a period of five years after completion of the transaction.